                                                                       Exhibit 1



                                   AVNET, INC.

                                 DEBT SECURITIES
                                PRICING AGREEMENT


                                                                   March 1, 2004


BANC OF AMERICA SECURITIES LLC
CREDIT SUISSE FIRST BOSTON LLC
BANC ONE CAPITAL MARKETS, INC.
ABN AMRO ROTHSCHILD LLC
SCOTIA CAPITAL (USA) INC.
RBC CAPITAL MARKETS
WACHOVIA CAPITAL MARKETS, LLC
   As Representatives of the Several Underwriters
      c/o Bank of America Securities LLC
         9 West 57th Street, 40th Floor
            New York, New York 10019

Ladies and Gentlemen:

            Referring to the debt securities of Avnet, Inc., a New York corporation (the "Company"), covered by the Registration Statement on Form S-3 (No. 333-107474) filed by the Company, on the basis of the representations, warranties and agreements contained in this Agreement and in the Company's Standard Underwriting Agreement Provisions for Debt Securities attached hereto (the "Standard Underwriting Agreement"), and subject to the terms and conditions set forth herein and therein, the underwriters named in Schedule I hereto (the "Underwriters") agree to purchase, severally and not jointly, and the Company agrees to sell to the Underwriters, $270,000,000 aggregate principal amount of 2% Convertible Senior Debentures due 2034 (the "Firm Debentures") in the respective principal amounts set forth opposite the names of the Underwriters on
Schedule I hereto, and the Company also agrees to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than $30,000,000 principle amount of Debentures (the "Optional Debentures," and, together with the Firm Debentures, the "Debentures").

            The price at which the Debentures shall be purchased from the Company by the Underwriters shall be 97.5% of the principal amount thereof plus accrued interest from March 5, 2004. The Debentures will be offered as set forth in the Prospectus Supplement relating thereto. The Debentures will have the following terms:

Title:                      2% Convertible Senior Debentures due 2034.

Interest Rate               The Debentures will bear interest from March 5, 2004
                            at 2% per annum.

Interest Payment Dates:     Interest on the Debentures is payable semi-annually
                            on March 15 and September 15 of each year commencing on September 15, 2004.

Maturity:                   The Debentures will mature on March 15, 2034.

Conversion Rights:          The Debentures are convertible at the option of the
                            holders under the circumstances and terms set forth in the Prospectus Supplement.

Over-Allotment Option:      The Company will grant an option to the Underwriters
                            to purchase from time to time, severally and not jointly, up to $30,000,000 aggregate principal amount of Debentures from the Company at the same price as the purchase price to be paid by the Underwriters for the Firm Debentures. Optional
                            Debentures may be purchased pursuant to a written notice (the "Notice") from the Representatives to the Company at their determination, on behalf of the Underwriters, to purchase an aggregate number, specified in said notice, of Optional Debentures, as shall be designated by the Representatives. The
                            Notice may be given by the Representatives at any time during the 13 days after the date of this Pricing Agreement. If any Optional Debentures are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional
                            Debentures (subject to such adjustments to eliminate fractional securities as the Representatives may determine) that bears the same proportion to the total number of Optional Debentures to be purchased as the amount of Firm Debentures set forth opposite the name of such Underwriter on Schedule I hereto bears to the total amount of Firm Debentures.

Other Provisions:           As set forth in the Prospectus Supplement relating
                            to the Debentures.

Closing for Firm Debentures:        9:30 a.m. on March 5, 2004, at the offices
                                    of Skadden, Arps, Slate, Meagher & Flom LLP,
                                    300 South Grand Avenue, Los Angeles,
                                    California 90071, or such other time and date not later than seven full business days thereafter as the Representatives and the Company agree to as to time and date for payment and delivery (the "First Closing
                                    Date").

Closing for Optional Debentures:    9:30 a.m. on such date as shall be
                                    designated in the Notice, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP,
                                    300 South Grand Avenue, Los Angeles,
                                    California 90071, or such other time and date not later than seven full business days thereafter as the Representatives and the Company agree to as to time and date for payment and delivery, in any case no later than 13 days after the First Closing Date
                                    (an "Optional Closing Date").



                 Address of Representatives of the Underwriters:
                       c/o Bank of America Securities LLC
                         9 West 57th Street, 40th Floor
                            New York, New York 10019

            The provisions contained in the Standard Underwriting Agreement Provisions, a copy of which is attached hereto, are incorporated herein by reference.

            The First Closing Date and each Optional Closing Date, if any, may be sometimes referred to as a "Closing Date."

            A global certificate representing all of the Debentures will be made available for inspection at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California 90071, at least one business day prior to the Closing Date.

            This Pricing Agreement may be executed in one or more counterparts, all of which counterparts shall constitute one and the same instrument.

                            [Signature page follows]

            If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                    Very truly yours,

                                    AVNET, INC.

                                    By __________________________
                                       Raymond Sadowski
                                       Senior Vice President and
                                          Chief Financial Officer



The foregoing Pricing Agreement
is hereby confirmed and accepted as of the date first above written.

BANC OF AMERICA SECURITIES LLC
CREDIT SUISSE FIRST BOSTON LLC
BANC ONE CAPITAL MARKETS, INC.
ABN AMRO ROTHSCHILD LLC
SCOTIA CAPITAL (USA) INC.
RBC CAPITAL MARKETS
WACHOVIA CAPITAL MARKETS, LLC
      Acting on behalf of themselves and as
      Representatives of the several Underwriters

By:   BANC OF AMERICA SECURITIES LLC

      By:   ______________________________
            Trevor Ganshaw
            Managing Director

                                                                      Schedule I

                                                Principal
            Underwriter                   Amount of Debentures
            -----------                   --------------------
BANC OF AMERICA SECURITIES LLC............ $86,400,000
CREDIT SUISSE FIRST BOSTON LLC............ $86,400,000
BANC ONE CAPITAL MARKETS, INC............. $29,700,000
ABN AMRO ROTHSCHILD LLC................... $20,250,000
SCOTIA CAPITAL (USA) INC.................. $20,250,000
RBC CAPITAL MARKETS....................... $13,500,000
WACHOVIA CAPITAL MARKETS, LLC............. $13,500,000
                                           ----------------
      Total............................... $270,000,000.00

                                                                   March 1, 2004

                                   AVNET, INC.
                                 DEBT SECURITIES

                   STANDARD UNDERWRITING AGREEMENT PROVISIONS

      1. Introductory. Avnet, Inc., a New York corporation (the "Company"), proposes to issue and sell from time to time certain of its senior or subordinated debt securities, warrants to purchase such debt securities (senior or subordinated debt securities and warrants to purchase such debt securities are referred to herein as "Securities") or units consisting of one or more Securities registered under the registration statement referred to in Section 3(a). The Securities will be issued under an indenture, dated as of the First Closing Date, between the Company and J.P. Morgan Trust Company, National Association, as Trustee, as supplemented by an officer's certificate, dated as of the First Closing Date, (such indenture as amended or supplemented is herein referred to as the "Indenture"), in one or more series, which series may vary as to interest rates, maturities, redemption provisions, conversion provisions, selling prices and other terms, with all such terms for any particular series of the Securities being determined at the time of sale. Particular series of the Securities will be sold pursuant to a Pricing Agreement referred to in Section 2, for resale in accordance with terms of offering determined at the time of sale.

            The firm or firms which agree to purchase the Securities are hereinafter referred to as the "Underwriters" of such Securities, and the representative or representatives of the Underwriters, if any, specified in a Pricing Agreement referred to in Section 2 are hereinafter referred to as the "Representatives"; provided, however, that if the Pricing Agreement does not specify any representative of the Underwriters, the term "Representatives," as used herein (other than in the second sentence of Section 2), shall mean the Underwriters.

      2. Purchase and Offering of Securities. The obligation of the Underwriters to purchase any Securities will be evidenced by an exchange of written communications ("Pricing Agreement") at the time the Company determines to sell Securities. The Pricing Agreement will incorporate by reference these Standard Underwriting Agreement Provisions (these "Provisions"), except as otherwise provided therein, and will specify (1) the firm or firms which will be Underwriters, (2) the names of any Representatives, (3) the principal amount of Securities to be purchased by each Underwriter and the purchase price to be paid by the Underwriters, (4) the terms of the Securities not already specified in the Indenture, (5) the time and date on which delivery of the Securities will be made to the Representatives for the accounts of the several Underwriters and (6) the place of delivery and payment.

            The obligations of the Underwriters to purchase the Securities will be several and not joint. The Securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form, in such denominations and registered in such names as the Representatives may request.

            The Underwriters, through the Representatives, will pay to the Company the purchase price for the Securities, less the commission of the Underwriters, on the Closing Date, by wire transfer of same-day funds to an account to be specified by the Company not less than two full business days in advance of the Closing Date.

            Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than two full business days in advance of the Closing Date.

      3. Representations and Warranties of the Company: The Company represents and warrants to each of the Underwriters as of the date of execution of any Pricing Agreement (the "Representation Date") and as of any Closing Date that:

            (a) the Company is permitted to use Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (Registration No. 333-107474), which has become effective, for the registration under the Act of various securities of the Company, including the Securities. Such registration statement, as amended at the Representation Date, meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule. Such registration statement, including the exhibits thereto, as amended at the Representation Date, is hereinafter called the "Registration Statement," and the prospectus included in the Registration Statement, as supplemented to reflect the terms of any series of the Securities and the plan of distribution thereof, in the form furnished to the Underwriters for use in connection with the offering of the Securities, is hereinafter called the "Prospectus." Any reference herein to the Registration Statement or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Representation Date or the date of the Prospectus, as the case may be, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to include the filing of any document under the Exchange Act after the Representation Date or the date of the Prospectus, as the case may be, deemed to be incorporated therein by reference;

            (b) (i) the Registration Statement, the Prospectus and the Indenture comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Exchange Act and the respective rules thereunder, and (ii) neither the Registration Statement nor the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of any Underwriter through the Representatives to the Company expressly for use in the

      Registration Statement or the Prospectus or that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act;

            (c) all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid, non-assessable and free of statutory and contractual preemptive rights; the Company and each of its Material Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with full power and authority to own their respective properties and conduct their respective businesses as described in the Registration Statement and the Prospectus; the Company has full power and authority to execute and deliver the Pricing Agreement (including these Provisions) and the Indenture and to issue and sell the Securities as herein contemplated ("Subsidiary" meaning any subsidiary of the Company, and "Material Subsidiary" meaning a Subsidiary which would be a "significant subsidiary" as that term is defined in Item 1-02(w) of Regulation S-X promulgated under the Act, if "5 percent" were substituted in each place in which "10 percent" appears in such definition, and "Non-Material Subsidiary" meaning a Subsidiary which is not a Material Subsidiary);

            (d) the Company and each of its Subsidiaries are duly qualified or licensed by, and are in good standing in, each jurisdiction in which they conduct their respective businesses and in which the failure, individually or in the aggregate, to be so licensed or qualified would have a material adverse effect on the operations, business, prospects or financial condition of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect"), and with respect to the Company, the jurisdictions listed on Exhibit A hereto constitute a complete list of such jurisdictions; and the Company and each of its Subsidiaries are in compliance with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to so comply with such laws, orders, rules, regulations and directives, whether individually or in the aggregate, would not have a Material Adverse Effect;

            (e) neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under),
      (i) its respective charter or by-laws or (ii) in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound, except for, in the case of clause (i) above, breaches and defaults of Non-Material Subsidiaries which, individually or in the aggregate, would not have a Material Adverse Effect, and except for, in the case of clause (ii) above, breaches and defaults which, individually or in the aggregate, would not have a Material Adverse Effect, and the execution, delivery and performance of the Pricing Agreement (including these Provisions) and the Indenture, and the issuance of the Securities and any Underlying Securities (as hereinafter defined) and consummation of the transactions contemplated hereby and thereby, will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), any provision of (x) the charter or by-laws of the Company or any of its Subsidiaries or (y) any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or (z) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order specifically binding on the Company or any of its Subsidiaries, except for, in the case of clause (x) above, conflicts, breaches and defaults of Non-Material Subsidiaries which, individually or in the aggregate, would not have a Material Adverse Effect, and except for, in the case of clauses
      (y) and (z) above, conflicts, breaches and defaults which, individually or in the aggregate, would not have a Material Adverse Effect or materially adversely affect the ability of the Company to execute, deliver and perform the Pricing Agreement (including these Provisions);

            (f) the Indenture has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity;

            (g) the Securities have been duly authorized by the Company and when executed and delivered by the Company will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity;

            (h) If the Securities being sold pursuant to the applicable Pricing Agreement are convertible into or exchangeable or exercisable for any equity securities ("Underlying Equity Securities"), the Underlying Equity Securities initially issuable upon the conversion or exchange or exercise of the Securities have been, or as of the date of such Pricing Agreement will have been, duly authorized, reserved for issuance and will, when issued upon the conversion of Securities into, or the exchange or exercise of Securities for, the Underlying Equity Securities, be duly issued, fully paid and non-assessable, will not be subject to any preemptive rights of any security holder of the Company and no holder thereof will be subject to personal liability by reason of being such a holder. If the Securities being sold pursuant to the applicable Pricing Agreement are convertible into or exchangeable or exercisable for any debt securities ("Underlying Debt Securities" and together with Underlying Equity Securities, "Underlying Securities"), the Underlying Debt Securities initially issuable upon the conversion or exchange or exercise of the Securities have been, or as of the date of such Pricing Agreement will have been, duly authorized for issuance upon the conversion of Securities into, or the exchange or exercise of Securities for, such Underlying Debt Securities. Such Underlying Debt Securities, when issued and authenticated in the manner provided for in the applicable indenture and delivered in accordance with the terms thereof, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors rights generally or by general equitable principles. Any indenture under which Underlying Debt Securities will be issued has been, or prior to the date of the applicable Pricing Agreement will have been, duly authorized, executed and delivered by the Company and constitutes or will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors rights generally or by general equitable principles.

            (i) the Pricing Agreement has been duly authorized, executed and delivered by the Company;

            (j) the Securities, any Underlying Securities and the Indenture conform in all material respects to the description thereof contained in the Registration Statement and Prospectus;

            (k) no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Securities and any Underlying Securities as contemplated hereby other than registration of the Securities and any Underlying Securities under the Act, qualification of the Indenture under the Trust Indenture Act and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities and any Underlying Securities are being offered by the Underwriters;

            (l) the accountants whose reports on the consolidated financial statements of the Company and its Subsidiaries are filed with the Commission as part of the Registration Statement and Prospectus are (or, in the case of Arthur Andersen LLP, were at the time of their engagement by the Company and its Subsidiaries) independent public accountants as required by the Act and the applicable published rules and regulations thereunder;

            (m) each of the Company and its Subsidiaries (i) has all necessary licenses, authorizations, consents and approvals, (ii) has made all filings required under any federal, state, local or foreign law, regulation or rule, and (iii) has obtained all necessary authorizations, consents and approvals from other persons, in each case, necessary to conduct their respective businesses, except where the failure to have, make or obtain such licenses, authorizations, consents, approvals and filings, individually or in the aggregate, would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its Subsidiaries the effect of which violation or default, singly or in the aggregate, would have a Material Adverse Effect;

            (n) all legal or governmental proceedings, contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

            (o) there are no actions, suits or proceedings pending or threatened against the Company or any of its Subsidiaries or any of their respective properties, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which, singly or in the aggregate, have a reasonable likelihood of resulting in judgments, decrees or orders having a Material Adverse Effect;

            (p) the audited financial statements included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods specified and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be expressly stated in such financial statements;

            (q) subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (A) any material and unfavorable change, financial or otherwise, in the business, properties, prospects, results of operations or condition (financial or otherwise), present or prospective, of the Company and its Subsidiaries taken as a whole, (B) any transaction, which is material and unfavorable to the Company and its Subsidiaries taken as a whole, contemplated or entered into by the Company or any of its Subsidiaries or
      (C) any obligation, contingent or otherwise, directly or indirectly, incurred by the Company or any of its Subsidiaries which is material and unfavorable to the Company and its Subsidiaries taken as a whole;

            (r) no Subsidiary is a "significant subsidiary" as that term is defined in Item 1-02(w) of Regulation S-X promulgated under the Act;

            (s) the Company and each of the Subsidiaries have filed all material federal and state income and franchise tax returns (or obtained extensions with respect to the filing of such returns) and have paid all taxes shown thereon as currently due, except as may be being contested in good faith and by appropriate proceedings, and the Company has no knowledge of any material tax deficiency which has been or might be asserted against the Company or any of the Subsidiaries; all material tax liabilities are adequately provided for on the books of the Company and each of the Subsidiaries;

                  (t) the Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate material patents, patent rights, licenses, trademarks, inventions, service marks, trade names, copyrights and know-how (including trade secrets and other proprietary or confidential information, systems or procedures, whether patented or unpatented) (collectively, "intellectual property") reasonably necessary to conduct the business now or proposed to be operated by them as described in the Registration Statement and in the Prospectus, and neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any of such intellectual property which, if such assertion of infringement or conflict were sustained, would result, singly or in the aggregate, in any Material Adverse Effect;

                  (u) neither the Company nor any agent acting on its behalf has taken or will take any action that might cause the Pricing Agreement or sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date;

                  (v) except as would not, singularly or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries or otherwise require disclosure in the Registration Statement, or except as described in the Registration Statement and the Prospectus, (i) none of the Company or any of its Subsidiaries has been or is in violation of any federal, state or local laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products, or radon or mold, fungi or other substances that may have an adverse effect on human health ("Materials of Environmental Concern"), or otherwise relating to the protection of human health and safety, or the use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with, or lack of, any permits or other governmental authorizations required for the operation of the business of the Company or its Subsidiaries under applicable Environmental Laws; (ii) to the knowledge of the Company, there are no circumstances, either past, present or that are reasonably foreseeable, that may lead to any such violation in the future; (iii) none of the Company or any of its Subsidiaries has received any written or, to the best of the Company's knowledge, oral communication (as to oral communication, to those employees of the Company responsible for environmental matters), whether from a governmental authority or otherwise, alleging any such violation; (iv) there is no pending or (to the best of the Company's knowledge) threatened claim, action, investigation or written or, to the best of the Company's knowledge, oral notice by any person or entity alleging potential liability of the Company or any of its Subsidiaries (or (to the best of the Company's knowledge) against any person or entity for whose acts or omissions the Company or any of its Subsidiaries is or may reasonably be expected to be liable, either contractually or by operation of law) for investigatory, cleanup, or other response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (A) the presence, or release into the environment, of any Materials of Environmental Concern at any location, or (B) circumstances forming the basis of any violation or potential violation, of any Environmental Law (collectively, "Environmental Claims"); and (v) to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably be expected to form the basis of any Environmental Claim;

                  (w) the Company is not an "investment company" or an affiliated person of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder; and

                  (x) to the best knowledge of the Company, no labor problem exists with employees of the Company or any of its Subsidiaries or is imminent that would have a Material Adverse Effect.

         4.       Certain Covenants of the Company:  The Company hereby agrees:

                  (a) to furnish such information as may be reasonably required by and otherwise to cooperate with, the Representatives in qualifying the Securities for offering and sale under the securities or blue sky laws of such states as the Representatives may designate and to maintain such qualifications in effect as long as required for the distribution of the Securities; provided that the Company shall not be required to qualify as a foreign corporation or a dealer or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Securities) or to take any action which would or could subject the Company to taxation in any state where it is not now so subject; and to promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                  (b) to make available to the Representatives in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act;

                  (c) that the Company will use its best efforts to cause any amendment of the Registration Statement to become effective promptly. The Company will not file any amendment to the Registration Statement or amendment or supplement to the Prospectus relating to any series of the Securities to which the Underwriters of such series shall object in writing after a reasonable opportunity to review the same. Subject to the foregoing sentence, the Company will cause each Prospectus supplement relating to the

         Securities to be filed with the Commission pursuant to the applicable paragraph of Rule 424 within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Company will promptly advise the Underwriters of any series of Securities (A) when any Prospectus supplement relating to such series shall have been filed with the Commission pursuant to Rule 424,
         (B) when, prior to termination of the offering of such series, any amendment to the Registration Statement shall have been filed with the Commission or become effective, (C) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (D) of the receipt by the Company of any notification of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of any Prospectus or Prospectus supplement or, if the Company has knowledge, of the institution or threat of any proceeding for that purpose and (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or, if the Company has knowledge, of the initiation or threat of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order or of any order suspending or preventing any such use and, if issued, to obtain as soon as possible the withdrawal thereof;

                  (d) to furnish to the Representatives and, upon request, to each of the other Underwriters for a period of three years from the date of each Pricing Agreement (i) copies of any reports or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate, and (ii) such other information as the Representatives may reasonably request regarding the Company or its Subsidiaries;

                  (e) to advise the Underwriters of a series of Securities promptly of the happening of any event known to the Company within the time during which a prospectus relating to such series is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and, subject to Section 4(c) during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish to the Representatives a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

                  (f) that, as soon as practicable after the date of each Pricing Agreement, the Company will make generally available to its Security holders an earnings statement that satisfies the provisions of
         Section 11(a) of the Act and Rule 158 under the Act;

                  (g) to apply the net proceeds from the sale of the Securities in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

                  (h) if the Securities being sold pursuant to the applicable Pricing Agreement are convertible into or exchangeable or exercisable for Underlying Securities, to take all actions contemplated by Section 3(h) hereof and, if such Underlying Securities are Underlying Equity Securities, to reserve and keep available at all times, free of preemptive or other similar rights, a sufficient number of shares of Underlying Equity Securities for the purpose of enabling the Company to satisfy any obligation to issue such Underlying Equity Securities initially issuable upon any such conversion, exchange or exercise;

                  (i) to pay all expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters except as set forth under Section 5 hereof and (iv) below) in connection with (i) the preparation and filing of the Registration Statement, each preliminary prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance, execution, authentication and delivery of the Securities, (iii) the printing of the Pricing Agreement (including these Provisions), an Agreement Among Underwriters, any dealer agreements, any Powers of Attorney, the Indenture and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Securities for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Securities on any securities exchange and any registration thereof under the Exchange Act, (vi) any fees payable to investment rating agencies with respect to the Securities, (vii) any filing for review of the public offering of the Securities by the National Association of Securities Dealers, Inc. (the "NASD"), and (viii) the performance of the Company's other obligations hereunder;

                  (j) that the Company will not, without the consent of the Representatives, offer or sell, or publicly announce its intention to offer or sell, (i) any equity or debt securities pursuant to a public offering or (ii) any equity or unsecured debt securities pursuant to a private placement which contemplates the purchasers of such equity or debt securities receiving customary registration rights, in each case during the period beginning on the date of the Pricing Agreement and ending the 90th day following the date of the Pricing Agreement. The Company has not taken, and will not take, directly or indirectly, any action which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities; and

                  (k) that the Company will use its reasonable efforts to prevent, without the consent of the Representatives, sales of its common stock, par value $1.00 per share ("Common Stock"), covered by the Registration Statement on Form S-3 (No. 333-94957) filed by the Company, during the period beginning on the date of the Pricing Agreement and ending the fifteenth day following the date of the Pricing Agreement.

         5. Reimbursement of Underwriters' Expenses: If the Securities of a series to which the attached Pricing Agreement relates are not delivered for any reason other than (a) a termination of the obligations of the several Underwriters in accordance with clause (a)(iii), (a)(iv)(B) or (a)(v) of Section 9 hereof, or (b) a default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

         6. Conditions of Underwriters' Obligations: The several obligations of the Underwriters to purchase and pay for the Securities are subject to the accuracy of the representations and warranties on the part of the Company herein on the Representation Date and at each Closing Date (including those contained in the Pricing Agreement), to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following conditions:

                  (a) The Company shall furnish to the Representatives at each Closing Date an opinion of Gibson, Dunn & Crutcher LLP, counsel for the Company, or other counsel to the Company reasonably acceptable to the Representatives, addressed to the Underwriters and dated the Closing Date and in form satisfactory to counsel for the Underwriters, stating that:

                           (i) the Pricing Agreement has been duly authorized,
                  executed and delivered by the Company;

                           (ii) the Indenture has been duly authorized, executed
                  and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar laws or arrangements relating to or affecting the rights and remedies of creditors (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) or
                  (ii) general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether considered in a proceeding in equity or at law;

                           (iii) the Securities have been duly authorized by the
                  Company and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters, will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar laws or arrangements relating to or affecting the rights and remedies of creditors (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) or (ii) general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether considered in a proceeding in equity or at law;

                           (iv) if any Securities are convertible into, or
                  exchangeable or exercisable for, Underlying Equity Securities, the Underlying Equity Securities initially issuable upon conversion of the Securities have been duly authorized and reserved and, when duly issued upon such conversion, exchange or exercise in accordance with the terms of the Indenture, will be validly issued, fully paid and non-assessable;

                           (v) The statements in the Registration Statement and
                  the Prospectus under the caption "Description of the Debentures," "Description of the Debt Securities," and, if any Securities are convertible into, or exchangeable or exercisable for, Underlying Equity Securities, the caption "Description of Capital Stock," insofar as such statements purport to describe specific provisions of the Indenture, the Securities, Underlying Equity Securities or the documents described therein, present in all material respects an accurate summary of such provisions;

                           (vi) The statements in the Registration Statement and
                  the Prospectus under the caption "Material United States Federal Income Tax Considerations," insofar as such statements purport to describe specific provisions of law, present in all material respects a fair and accurate summary of such provisions;

                           (vii) the Registration Statement, as of its effective
                  date (which in the case of the Registration Statement for purposes of such opinion shall have the meaning set forth in Rule 158(c) under the Act), and the Prospectus (other than the financial statements and supporting schedules, other financial, statistical and accounting data, and the Form T-1 included or incorporated by reference therein or in exhibits thereto, as to which no opinion need be rendered) comply as to form in all material respects with the applicable requirements of the Act;

                           (viii) the Registration Statement was declared
                  effective under the Act on November 25, 2003 and, to the knowledge of such counsel, based solely upon telephonic confirmation from the Staff of the Commission on the Closing Date as of the time of such confirmation, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for such purpose have been instituted or threatened by, or are pending before, the Commission;

                           (ix) Any required filing of the Prospectus and any
                  supplement thereto pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule 424(b);

                           (x) the execution and delivery of the Pricing
                  Agreement and the Indenture, the issuance of the Securities by the Company and the performance by the Company of its obligations thereunder do not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time or both would constitute a default under) (A) the Indenture, dated as of February 1, 1994, between the Company and The First National Bank of Chicago, as Trustee, and the Officers' Certificates establishing the terms of the Company's 6.45% Notes due 2003, 8.20% Notes due 2003, 6 7/8% Notes due 2004, 7 7/8% Notes due
                  2005 and 8.00% Notes due 2006, (B) the Receivables Sale Agreement, dated as of June 28, 2001 between the Company, as Originator and Avnet Receivables Corporation as Buyer (as amended through the Closing Date), (C) the Amended and Restated Receivables Purchase Agreement dated as of February 6, 2002 among Avnet Receivables Corporation, as Seller, the Company, as Servicer, the Companies, as defined therein, the Financial Institutions, as defined therein, and Bank One, NA (Main Office Chicago) as Agent (as amended through the Closing
                  Date) and (D) the Indenture, dated as of October 1, 2000, between the Company and Bank One Trust Company, N.A., as Trustee, and the Officers' Certificate, dated February 4, 2003, establishing the terms of the Company's 9 3/4% Notes due 2008;

                           (xi) the execution, delivery and performance by the
                  Company of the Pricing Agreement and consummation of the transactions contemplated thereby do not require any filing with, or approval of, any governmental authority or agency of the State of New York or the United States of America under any law or regulation of the State of New York or the United States of America applicable to the Company that, in such counsel's experience is generally applicable to the transactions in the nature of those contemplated by the Pricing Agreement; provided, however, that this subparagraph does not include any opinion regarding any federal or state securities or blue sky laws or regulations);

                           (xii) the Indenture has been qualified under the
                  Trust Indenture Act;

                           (xiii) the Company is not, and solely after giving
                  effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                           In addition, such counsel shall state that it has
                  participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters, at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel (i) has not independently verified, is not passing upon and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraph (v) above), and (ii) does not assume responsibility for the accuracy, completeness or fairness of, and has not independently verified the adequacy of the methods or mechanics of the compilation or derivation of, the statistical data contained in the Registration Statement or Prospectus, on the basis of the foregoing, nothing has come to such counsel's attention which would lead it to believe that the Registration Statement as of its effective date, or any post-effective amendment thereto as of the date it was declared effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the the financial statements, including the notes thereto, and any other financial or statistical data that is found in or derived from the internal accounting or financial records of the Company and its Subsidiaries or to any Form T-1 included or incorporated by reference in the Registration Statement or the Prospectus or any amendments or supplements thereto).

                  In rendering such opinion, counsel may state that such opinion is limited to United States Federal and New York law.

                  (b) The Company shall furnish to the Representatives at each Closing Date an opinion of David R. Birk, Senior Vice President and General Counsel for the Company, or such other counsel to the Company reasonably acceptable to the Representatives, addressed to the Underwriters and dated the Closing Date and in form satisfactory to counsel for the Underwriters, stating that:

                           (i) the Company is a corporation validly existing and
                  in good standing under the laws of the State of New York, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus and to issue, sell and deliver the Securities as herein contemplated;

                           (ii) the outstanding shares of capital stock of the
                  Company have been duly and validly authorized and issued and are fully paid, non-assessable and free of statutory and contractual preemptive rights;

                           (iii) each of the Subsidiaries organized in the
                  United States of America is a corporation validly existing and in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own its respective properties and to conduct its respective business, except where the failure to be validly existing, to be in good standing, and to have such power and authority would not, individually or in the aggregate, have a Material Adverse Effect (in rendering this opinion with respect to jurisdictions other than the State of New York, such counsel may state that he is relying exclusively on certificates and other documents of public officials of such jurisdictions);

                           (iv) the Company is duly qualified to transact
                  business as a foreign corporation in Arizona, California, Massachusetts, North Carolina and Texas (in rendering this opinion, such counsel may state that he is relying exclusively on certificates and other documents of public officials of such jurisdictions);

                           (v) to the best of such counsel's knowledge, neither
                  the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), (i) its charter or by-laws, (ii) any "material contract" (within the meaning of Item 601(b)(10) of Regulation S-K promulgated under the Exchange Act) to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, (iii) any United States Federal or New York State law, regulation or rule, or (iv) any decree, judgment or order applicable to the Company or any of its Subsidiaries;

                           (vi) the execution and delivery of the Pricing
                  Agreement and the Indenture, the issuance of the Securities and any Underlying Securities by the Company and the performance by the Company of its obligations thereunder do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), any provision of (x) the charter or by-laws of the Company or any of its Subsidiaries or (y) any license, indenture, mortgage, deed of trust, bank loan, credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or (z) any law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries, except for, in the case of clause (x) above, conflicts, breaches and defaults of Non-Material Subsidiaries which, individually or in the aggregate, would not have a Material Adverse Effect, and except for, in the case of clauses (y) and (z) above, conflicts, breaches and defaults which, individually or in the aggregate, would not have a Material Adverse Effect;

                           (vii) to the best of such counsel's knowledge, there
                  are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus which have not been so filed, summarized or described;

                           (viii) to the best of such counsel's knowledge, there
                  are no actions, suits or proceedings pending or threatened against the Company or any of its Subsidiaries or any of their respective properties, at law or in equity or before or by any commission, board, body, authority or agency which are required to be described in the Prospectus but are not so described;

                           (ix) the documents incorporated by reference in the
                  Registration Statement and Prospectus, when they were filed (or, if an amendment with respect to any such document was filed when such amendment was filed), complied as to form in all material respects with the requirements of the Exchange Act and the rules thereunder (except as to the financial statements and schedules and other financial data contained or incorporated by reference therein, and the Trustee's Statement of Eligibility on Form T-1, as to which such counsel need express no opinion);

                           (x) In addition, such counsel shall state that he has
                  participated in conferences with officers and other representatives of the Company, and members of such counsel's staff have participated in conferences with representatives of the independent public accountants of the Company and representatives of the Underwriters, at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel has not independently verified, is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus, on the basis of the foregoing, nothing has come to such counsel's attention which would lead it to believe that the Registration Statement as of its effective date, or any post-effective amendment thereto as of the date it was declared effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and on the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements, including the notes thereto, and any other financial or statistical data that is found in or derived from the internal accounting or financial records of the Company and its Subsidiaries or to any Form T-1 included or incorporated by reference in the Registration Statement or the Prospectus or any amendments or supplements thereto).

                  (c) The Representatives shall have received from the Company's independent public accountants letters dated, respectively, as of the Representation Date and the Closing Date, and addressed to the Underwriters in form and substance reasonably satisfactory to the Representatives.

            (d) The Representatives shall have received at the Closing Date the favorable opinion of counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

            (e) Prior to the Closing Date, the Company shall have filed the Prospectus Supplement with the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act and no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

            (f) Between the Representation Date and the Closing Date, there shall not have occurred any change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries taken as one enterprise, whether or not arising in the ordinary course of business, which, in the judgment of a majority in interest of the Underwriters, including any Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities.

            (g) The Company will, at the Closing Date, deliver to the Representatives a certificate of two of its executive officers to the effect that the representations and warranties of the Company set forth in
      Section 3 of this Agreement and the conditions set forth in subsections
      (e) and subsection (f) of this Section 6 have been met and are true and correct as of such date and to the effect that the statistical information included in the Prospectus is true and correct in all material respects as of the date of the Prospectus.

            (h) The Representatives shall have received from the Company's Chief Financial Officer a letter dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, with respect to financial information included in the Prospectus and the Registration Statement.

            (i) Subsequent to the execution of the Pricing Agreement, there shall not have occurred (i) any major disruption of settlements of securities or clearance services in the United States, or (ii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, including any Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is so material and so adverse as to make it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities.

            (j) The Company shall have furnished to the Representatives such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the Closing Date as the Representatives may reasonably request.

            (k) The Company shall perform such of its obligations under these Provisions and the Pricing Agreement as are to be performed by the terms hereof and thereof at or before the Closing Date.

            (l) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened.

            (m) At the Closing Date, counsel for the Underwriters shall have been furnished with such information, certificates and documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated herein and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all opinions and certificates mentioned above or elsewhere in this Agreement shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

            (n) On or prior to the Closing Date, the Representatives shall have received lockup letters from each of the executive officers and directors of the Company in form and substance satisfactory to the Representatives; provided, however, that such lockup letters will not be applicable to up to an aggregate of 250,000 shares of Common Stock held by the executive officers and directors of the Company.

      7.    Indemnification.

            (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) under the Act (the "Rule 430A Information") or Rule 434 under the Act (the "Rule 434 Information"), if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred
            (including, subject to Section 7(c) hereof, the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

      provided, however, that the indemnity provided in this Section 7(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) (the "Furnished Information"); and provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity provided in this Section 7(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Securities concerned to the extent that (i) any such loss, claim, damage, liability or expense of such Underwriter and its affiliates results from the fact that a copy of the final Prospectus (excluding documents incorporated by reference) was not sent or given to such person at or prior to the written confirmation of sale of such Securities as required by the Act, and (ii) the untrue statement or omission has been corrected in the final Prospectus; and provided, further, that the indemnity provided in this Section 7(a) shall be limited, to the extent it applies to fees and disbursements of counsel, to reasonable amounts of such fees and disbursements.

            (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Furnished Information, which the Underwriters agree to identify by letter to the Company dated each Closing Date.

            (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

            (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

      8.    Contribution.

            If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to the applicable Pricing Agreement, or (ii) if the allocation provided by clause
(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

            The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to the applicable Pricing Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the term sheet, bear to the aggregate initial public offering price of such Securities as set forth on such cover.

            The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

            Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

            No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the number or aggregate principal amount, as the case may be, of Securities set forth opposite their respective names in the applicable Pricing Agreement, and not joint.

      9.    Termination.

            (a) The Representatives may terminate the applicable Pricing Agreement, by notice to the Company, at any time at or prior to the Closing Date, if (i) there has been, since the Representation Date or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, which, in the judgment of the Representatives, is so material and adverse as to make it impracticable or inadvisable to proceed with the purchase by the Underwriters of the Securities on the terms and in the manner contemplated by the Prospectus or to enforce contracts for the sale of securities, or
      (ii) any of the ratings accorded any of the Company's debt securities shall have been downgraded, or placed under surveillance or review, other than with positive implications, by any credit rating agency recognized by the Commission as a "nationally recognized statistical rating organization," or (iii) there has occurred any material adverse change in the financial markets in the United States or, if the Securities are denominated or payable in, or indexed to, one or more foreign or composite currencies, in the applicable international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iv)(A) trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or (B) trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or
      (v) a banking moratorium has been declared by either Federal or New York authorities or, if the Securities include debt securities denominated or payable in, or indexed to, one or more foreign or composite currencies, by the relevant authorities in the related foreign country or countries.

            (b) If these Provisions or the applicable Pricing Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 3, 7, 8 and 9 shall survive such termination and remain in full force and effect.

      10.   Notices:

            Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Underwriters, at their addresses furnished to the Company in the Pricing Agreement for the purpose of communications hereunder and, if to the Company, shall be sufficient in all respects if delivered or telefaxed to the Company at the offices of the Company at 2211 South 47th Street, Phoenix, Arizona 85034, Attention: Mr. Raymond Sadowski (fax no. (480) 643-7929).

      11.   Construction:

            These Provisions and the Pricing Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in these Provisions have been inserted as a matter of convenience of reference and are not a part of these Provisions.

      12.   Parties at Interest:

            The agreements set forth herein and in the Pricing Agreement have been and are made solely for the benefit of the Underwriters and the Company and the controlling persons, directors and officers referred to in Sections 7 and 8 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of these Provisions or the Pricing Agreement.

      13.   Default of Underwriters:

            If any Underwriter or Underwriters default in their obligations to purchase Securities under the Pricing Agreement and the aggregate principal amount of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Securities to be sold pursuant to the Pricing Agreement, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Pricing Agreement, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Securities to be sold pursuant to the Pricing Agreement with respect to which such default or defaults occur exceeds 10% of the total principal amount of Securities to be sold pursuant to the Pricing Agreement and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Pricing Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in these Provisions, the term "Underwriter" includes any person substituted for an Underwriter under this Section 13. Nothing herein will relieve a defaulting Underwriter from liability for its default. The respective commitments of the several Underwriters for the purposes of this Section 13 shall be determined without regard to reduction in the respective Underwriters' obligations to purchase the principal amounts of the Securities set forth opposite their names in the Pricing Agreement as a result of delayed delivery contracts entered into by the Company.

                                                                       EXHIBIT A

COMPANY DETAILS : AVNET, INC.

ACCOUNT NUMBER 366650000

REGISTERED AGENT C T Corporation System

DOMESTIC JURISDICTION New York

AGENT ADDRESS 111 Eighth Avenue
              New York, NY 10011

LIST OF JURISDICTIONS

JURISDICTION     FILING DATE   SERVICE                   REGISTERED AGENT
--------------   -----------   -----------------------   -----------------------
Alabama          10-24-1984    Foreign Representation    The Corporation Company
Alaska           02-20-1990    Foreign Representation    C T Corporation System
Arizona          03-04-1987    Foreign Representation    C T Corporation System
Arkansas         01-10-1995    Foreign Representation    The Corporation Company
California       06-28-1968    Foreign Representation    C T Corporation System
Colorado         11-19-1979    Foreign Representation    The Corporation Company
Connecticut      07-16-1969    Foreign Representation    C T Corporation System
Florida          10-20-1980    Foreign Representation    C T Corporation System
Georgia          04-01-1969    Foreign Representation    C T Corporation System
Idaho            12-18-1996    Foreign Representation    C T Corporation System
Illinois         12-16-1964    Foreign Representation    C T Corporation System
Indiana          07-17-1980    Foreign Representation    C T Corporation System
Iowa             02-26-1990    Foreign Representation    C T Corporation System
Kansas           03-19-1969    Foreign Representation    The Corporation Company, Inc.
Kentucky         10-12-1984    Foreign Representation    C T Corporation System

Maryland         05-03-1967    Foreign Representation    The Corporation Trust Incorporated
Massachusetts    06-28-1968    Foreign Representation    The Secretary of the Commonwealth
Michigan         03-19-1968    Foreign Representation    The Corporation Company
Minnesota        05-09-1966    Foreign Representation    C T Corporation System
Mississippi      04-25-1995    Foreign Representation    C T Corporation System
Missouri         04-07-1969    Foreign Representation    C T Corporation System
Nevada           10-21-1983    Foreign Representation    The Corporation Trust Company of Nevada
New Hampshire    05-04-1990    Foreign Representation    C T Corporation System
New Jersey       06-29-1966    Foreign Representation    The Corporation Trust Company
New Mexico       03-07-1990    Foreign Representation    C T Corporation System
New York         07-22-1955    Domestic Representation   C T Corporation System
North Carolina   01-07-1985    Foreign Representation    C T Corporation System
Ohio             05-23-1968    Foreign Representation    C T Corporation System
Oklahoma         06-23-1986    Foreign Representation    The Corporation Company
Oregon           06-30-1969    Foreign Representation    C T Corporation System
Pennsylvania     01-05-1965    Foreign Representation    Registered Office
Rhode Island     12-18-1995    Foreign Representation    C T Corporation System
South Carolina   02-26-2004    Foreign Representation    C T Corporation System
Tennessee        07-22-1955    Foreign Representation    C T Corporation System
Texas            12-23-1968    Foreign Representation    C T Corporation System

Utah             05-11-1989    Foreign Representation    C T Corporation System
Washington       05-19-1986    Foreign Representation    C T Corporation System
Wisconsin        03-30-1990    Foreign Representation    C T Corporation System

                                      B-30